Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-209410) pertaining to the 2011 Option Plan, 2016 Share Option and Incentive Plan, and Non-Plan Share Options of BeiGene, Ltd.,
2.Registration Statement (Form S-8 No. 333-214064) pertaining to the 2011 Option Plan of BeiGene, Ltd.,
3.Registration Statement (Form S-8 No. 333-216885) pertaining to the 2016 Share Option and Incentive Plan of BeiGene, Ltd.,
4.Registration Statement (Form S-8 No. 333-223319) pertaining to the 2016 Share Option and Incentive Plan, as amended, of BeiGene, Ltd.,
5.Registration Statement (Form S-8 No. 333-225543) pertaining to the 2018 Employee Share Purchase Plan and the 2018 Inducement Equity Plan of BeiGene, Ltd.,
6.Registration Statement (Form S-8 No. 333-228786) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan and the Second Amended and Restated 2018 Employee Share Purchase Plan of BeiGene, Ltd.,
7.Registration Statement (Form S-8 No. 333-241697) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan, as amended, of BeiGene, Ltd.,
8.Registration Statement (Form S-8 No. 333-266639) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan, as amended, of BeiGene, Ltd.;
9.Registration Statement (Form S-3 No. 333-238181) of BeiGene, Ltd. and the related prospectus, and
10.Registration Statement (Form S-3 No. 333-238182) of BeiGene, Ltd. and the related prospectus;
of our report dated February 28, 2022 (except for the effects on the consolidated financial statements of the correction of an error as described in Notes 2 and 3, as to which the date is February 27, 2023), with respect to the consolidated financial statements of BeiGene, Ltd. as of December 31, 2021 and for the years ended December 31, 2021 and 2020, included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young Hua Ming LLP
Beijing, People's Republic of China
February 27, 2023